Exhibit 99.1
ALLEGIANT TRAVEL COMPANY
FOURTH QUARTER AND FULL-YEAR 2022 FINANCIAL RESULTS
Fourth quarter 2022 GAAP diluted earnings per share of $2.87
Fourth quarter 2022 diluted earnings per share, excluding recognition bonus and Sunseeker special charges, of $3.17(1)(2)(3)
Full-year 2022 GAAP diluted earnings per share of $0.14
Full-year 2022 diluted earnings per share, excluding recognition bonus and Sunseeker special charges, of $3.13(1)(2)(3)

LAS VEGAS. February 1, 2023 — Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the fourth quarter and full-year 2022, as well as comparisons to prior years:

Consolidated	Three Months Ended December 31,			Percent Change
(unaudited) (in millions, except per share amounts)	2022	2021	2019	YoY	Yo3Y
Total operating revenue	$611.5	$496.9	$461.1	23.1%	32.6%
Total operating expense	522.4	463.6	368.4	12.7	41.8
Operating income	89.2	33.3	92.7	167.6	(3.7)
Income before income taxes	65.9	15.1	78.6	334.7	(16.3)
Net income	52.5	10.7	60.5	390.3	(13.3)
Diluted earnings per share	2.87	0.59	3.72	386.4	(22.8)

	Twelve Months Ended December 31,			Percent Change
(unaudited) (in millions, except per share amounts)	2022	2021	2019	YoY	Yo3Y
Total operating revenue	$2,301.8	$1,707.9	$1,841.0	34.8%	25.0%
Total operating expense	2,210.2	1,444.8	1,477.0	53.0	49.6
Operating income	91.6	263.1	364.0	(65.2)	(74.8)
Income before income taxes	5.0	196.6	301.2	(97.5)	(98.4)
Net income	2.5	151.9	232.1	(98.4)	(98.9)
Diluted earnings per share	0.14	8.68	14.26	(98.4)	(99.0)
Sunseeker special charges	34.0	—	—	NM	NM
Diluted earnings per share excluding Sunseeker special charges (2) (3)	$1.65	$8.68	$14.26	(81.0)	(88.4)

(1)Recognition bonus awarded despite not meeting internal profit-sharing targets
(2)Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information and for calculation of per share figures
(3)Adjusted to exclude estimated loss from property damage to Sunseeker Resort related to Hurricane Ian and two subsequent insurance events that occurred during the quarter, offset by insurance recoveries recorded to date. The amount of the losses will continue to be offset in future periods by amounts to be recovered under the company's insurance policies. In 2023, we expect to receive insurance proceeds approximating the losses accrued to date

"We finished the quarter with an earnings per share, excluding employee recognition bonus and Sunseeker special charges of $3.17," stated John Redmond, CEO of Allegiant Travel Company. "Despite an uptick in weather cancellations late in the quarter, our total operating revenue was up 32.6 percent year over three-year, more than five points above the mid-point of our guidance. The demand environment continues to surpass expectations. Fourth quarter TRASM(1) was 14.03 cents, the highest quarterly TRASM(1) in company history, on scheduled service growth of 11.9 percent. This revenue strength coupled with better than expected cost performance and a more favorable fuel environment resulted in an adjusted(2) operating margin of nearly 16 percent for the quarter.

"Due to a challenging operating environment at the onset of 2022, we committed to focusing on operational integrity and ensuring safe, reliable travel for our customers. We took action to more appropriately schedule the airline to meet the challenges of this environment. By doing this, we increased our controllable completion by over two points during the last six months of 2022 as compared with the first half of the year. This equated to more than $70 million in irregular operations savings during the back-half of the year, when factoring in lost revenue, passenger compensation, and other costs related to the cancellations. As we head into 2023, we are continuing to take a more conservative approach to growth. We anticipate growing capacity roughly four percent, with much of that happening in the fourth quarter. This slow and concerted growth profile should drive irregular operations costs out of the business and prioritize operational reliability, helping to deliver an estimated $7 in earnings per share during 2023.

"2023 will be transformational for the company. We will begin taking delivery of our Boeing MAX 737 fleet during the fourth quarter, with deliveries picking up in earnest, early 2024. The operating efficiency and reliability of this aircraft will help bolster profits for many years to come. Additionally, significant progress has been made towards the completion of Sunseeker Resort at Charlotte Harbor. After delays caused by Hurricane Ian, we have fully resumed construction activities at the property with most of the remediation related to the hurricane behind us. We continue to expect the property will open late 2023.

"To further support these strategic initiatives, we recently announced several senior leadership changes within the organization. These changes will bring vast experience to the respective roles. I am confident these leaders will contribute to the successful execution of these initiatives. Allegiant has prided itself over the years with having a standout management team, and these changes further support that notion.

"Lastly, I would like to thank our team members throughout the network for their efforts this past year. 2022 was fraught with challenges. Despite these challenges, our team members consistently put forth their best efforts to ensure our customers made it safely to their destinations. We truly have the best in the business. I'm excited for what is on the horizon in 2023."

(1)Total passenger revenue per available seat mile
(2)Adjusted operating margin excludes the 2022 employee recognition bonus and Sunseeker special charges

Fourth Quarter 2022 Results

•Income before income tax (1)(2)(3) of $73.8 million, excluding 2022 employee recognition bonus and Sunseeker special charges, yielding a pre-tax margin of 12.1 percent
•Sunseeker special charges include $18 million of recorded insurance recoveries offset by $17 million in additional losses related to Hurricane Ian and subsequent insurance events during the fourth quarter
•Operating income, excluding 2022 recognition bonus and Sunseeker special charges (1)(2)(3), of $97.1 million, yielding an operating margin of 15.9 percent
•Consolidated EBITDA, excluding recognition bonus and Sunseeker special charges (1)(2)(3), of $149.3 million, yielding an EBITDA margin of 24.4 percent
•Total operating revenue was $611.5 million, up 32.6% percent year over three-year
•TRASM of 14.03 cents, the highest quarterly TRASM in company history, up 21.3 percent year over three-year on scheduled service capacity increases of 11.9 percent
•Load factor of 85.3 percent, a 3.2 percentage point increase from the fourth quarter of 2019
•December load factor of 84.7 percent, the highest December since 2014
•Total average fare of $151.08, up 22.6 percent from the fourth quarter of 2019
•Total average ancillary of $72.94, up 25.9 percent from 2019, driven predominantly by strength in bundled ancillary and the Allways Allegiant World Mastercard
•Acquired over 35 thousand new Allways Allegiant World Mastercard holders during the quarter
•Operating CASM, excluding fuel, 2022 employee recognition bonus, and Sunseeker special charges (1)(2)(3), of 7.56 cents, up 12.2 percent when compared with the fourth quarter of 2019

Full-Year 2022 Results

•Income before income tax (1)(2)(3) of $74.0 million, excluding 2022 recognition bonus and Sunseeker special charges, yielding a 3.2 percent pre-tax margin
•Total operating revenue of $2.3 billion, up 25.0 percent year over three-year, on a total system capacity increase of 13.9 percent
•Full-year TRASM was 12.50 cents, up 10.8 percent year over three-year on scheduled services capacity increases of 15.2 percent
•Acquired over 150 thousand new Allegiant World Mastercard® holders during the year, with over 410 thousand active cardholders at year end
•Full-year total remuneration of over $100 million
•Added over 2 million Allegiant Allways Rewards® members throughout 2022, with more than 15 million total members at year end
•Operating CASM, excluding fuel, 2022 employee recognition bonus, and Sunseeker special charges (1)(2)(3), of 7.20 cents, up 11.1 percent as compared with full-year 2019
•Published the company's inaugural sustainability report

(1)Recognition bonus awarded despite not meeting internal profit-sharing targets
(2)Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information and for calculation of per share figures
(3)Adjusted to exclude estimated loss from property damage to Sunseeker Resort related to Hurricane Ian and two subsequent insurance events that occurred during the quarter, offset by insurance recoveries recorded to date. The amount of the losses will continue to be offset in future periods by amounts to be recovered under the company's insurance policies. In 2023, we expect to receive insurance proceeds approximating the losses accrued to date

Balance Sheet, Cash and Liquidity

•Total available liquidity at December 31, 2022 of $1.4 billion, which includes $1.0 billion in cash and investments, and $395 million in undrawn revolving credit facilities and PDP facilities
•Board of directors increased share repurchase authority to up to $100 million total
•Repurchased 378 thousand shares during the fourth quarter at an average share price of $78.94
•$303.1 million in cash from operations during 2022
•Total debt at December 31, 2022 was $2.1 billion
•Net debt at December 31, 2022 was $1.1 billion
•Debt principal payments of $165.7 million during 2022, which excludes $535.9 million related to refinancing the Term Loan B in August of 2022
•Air traffic liability at December 31, 2022 was $379.5 million

Airline Capital Expenditures

•Fourth quarter capital expenditures of $51 million, which includes $22 million for aircraft purchases and inductions, pre-delivery deposits, and other related costs, and $29 million in other airline capital expenditures
•Fourth quarter deferred heavy maintenance spend was $23 million
•Full-year 2022 capital expenditures are $283 million, which includes $164 million for aircraft purchases and inductions, pre-delivery deposits, and other related costs, and $119 million in other airline capital expenditures
•Full-year 2022 deferred heavy maintenance spend was $55 million

Sunseeker Resort Charlotte Harbor

•Total project spend excluding capitalized interest as of December 31, 2022 was $467 million with $279 million funded by debt and the remaining $188 million funded by Allegiant
•Fourth quarter capital expenditures were $44 million relating to Sunseeker Resort Charlotte Harbor, $8 million related to capitalized interest and $8 million related to other Sunseeker capital expenditures
•Recorded an additional $17 million special charge during the quarter related to estimated property damages at Sunseeker Resort resulting from Hurricane Ian and two subsequent events that occurred on the property during the fourth quarter
•The special charge was offset by $18 million in insurance recoveries recorded

Guidance, subject to revision

Full-year 2023 guidance

System ASMs - year over year change	2 to 6%
Scheduled service ASMs - year over year change	2 to 6%

Fuel cost per gallon	$3.60
Available seat miles (ASMs)/gallon	~84
Depreciation expense (millions)	$230 to $240
Interest expense (millions)	$150 to $160
Capitalized interest (1) (millions)	($40) to ($50)
Interest income (millions)	$30 - $40
Earnings per share - airline only(2)	$5.00 - $9.00

Airline CAPEX
Aircraft, engines, induction costs, and pre-delivery deposits (millions) (3)	$550 to $570
Capitalized deferred heavy maintenance (millions)	$50 to $60
Other airline capital expenditures (millions)	$130 to $150

Recurring principal payments (millions)	$175 to $185

Sunseeker Resort Charlotte Harbor Project (millions)
Total projected project spend (4)	$618
Allegiant contributions through December 31, 2022	$188
Allegiant contributions remaining to be spent	$80
Project spend funded by debt through December 31, 2022	$279
Remaining project spend expected to be funded by debt	$71

(1)Includes capitalized interest related to Sunseeker as well as pre-delivery deposits on new aircraft
(2)Earnings per share calculation is airline only and assumes pilot and flight attendant agreements are implemented mid-year resulting in an increase in pilot and flight attendant salaries and benefits. Actual results will differ based on economic terms agreed upon and the timing of an agreement. These differences may be material
(3)Excludes capitalized interest related to pre-delivery deposits on new aircraft
(4)Excludes amounts to remediate physical damage to the property resulting from Hurricane Ian, or other subsequent insurance events that occurred throughout the quarter

Aircraft Fleet Plan by End of Period

Aircraft - (seats per AC)	YE22	1Q23	2Q23	3Q23	YE23
A319 (156 seats)	35	35	35	35	35
A320 (177 seats)	21	19	19	19	19
A320 (180-186 seats)	65	70	72	73	73
Total	121	124	126	127	127

The table above is provided based on the company’s current plans and is subject to change. The numbers exclude aircraft expected to be delivered during 2023 for revenue service beginning in 2024

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Wednesday, February 1, 2023 to discuss its fourth quarter and full-year 2022 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiantair.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Travel Company
Las Vegas-based Allegiant (NASDAQ: ALGT) is an integrated travel company with an airline at its heart, focused on connecting customers with the people, places and experiences that matter most. Since 1999, Allegiant Air has linked travelers in underserved cities to world-class vacation destinations with all-nonstop flights and industry-low average fares. Today, Allegiant serves communities across the nation, with base airfares less than half the cost of the average domestic round trip ticket. For more information, visit us at Allegiant.com. Media information, including photos, is available at http://gofly.us/iiFa303wrtF.

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future airline operations, revenue and expenses, available seat mile growth, expected capital expenditures, the cost of fuel, the timing of aircraft acquisitions and retirements, the number of contracted aircraft to be placed in service in the future, our ability to consummate announced aircraft transactions, the implementation of a joint alliance with Viva Aerobus, the development of our Sunseeker Resort, as well as other information concerning future results of operations, business strategies, financing plans, industry environment and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, the impact of Hurricane Ian on our Florida markets and completion of Sunseeker Resort, the impact and duration of the COVID-19 pandemic on airline travel and the economy, an accident involving, or problems with, our aircraft, public perception of our safety, our reliance on our automated systems, our reliance on third parties to deliver aircraft under contract to us on a timely basis, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed , the effect of economic conditions on leisure travel, debt covenants and balances, the ability to finance aircraft to be acquired, the ability to obtain necessary government approvals to implement the announced alliance with Viva Aerobus and to otherwise prepare to offer international service, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the possible loss of key personnel, economic and other conditions in markets in which we operate, the ability to successfully develop a resort in Southwest Florida, governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,			Percent Change
	2022	2021	2019	YoY	Yo3Y
OPERATING REVENUES:
Passenger	$564,721	$454,199	$416,976	24.3%	35.4%
Third party products	23,560	25,323	16,456	(7.0)	43.2
Fixed fee contracts	22,751	17,241	22,199	32.0	2.5
Other	517	121	5,443	327.3	(90.5)
Total operating revenues	611,549	496,884	461,074	23.1	32.6
OPERATING EXPENSES:
Aircraft fuel	185,203	129,560	103,574	42.9	78.8
Salaries and benefits	141,386	118,918	109,859	18.9	28.7
Station operations	56,214	72,100	43,063	(22.0)	30.5
Depreciation and amortization	51,924	46,941	41,740	10.6	24.4
Maintenance and repairs	26,694	29,524	23,243	(9.6)	14.8
Sales and marketing	25,216	21,454	19,853	17.5	27.0
Aircraft lease rental	6,132	5,735	—	6.9	NM
Other	30,395	28,246	27,090	7.6	12.2
Special charges	(814)	11,074	—	NM	NM
Total operating expenses	522,350	463,552	368,422	12.7	41.8
OPERATING INCOME	89,199	33,332	92,652	167.6	(3.7)
OTHER (INCOME) EXPENSES:
Interest expense	37,181	18,300	18,270	103.2	103.5
Interest income	(8,560)	(476)	(2,485)	NM	244.5
Capitalized interest	(5,046)	—	(1,028)	NM	390.9
Other, net	(226)	361	(740)	NM	NM
Total other expenses	23,349	18,185	14,017	28.4	66.6
INCOME BEFORE INCOME TAXES	65,850	15,147	78,635	334.7	(16.3)
INCOME TAX PROVISION	13,376	4,444	18,113	201.0	(26.2)
NET INCOME	$52,474	$10,703	$60,522	390.3	(13.3)
Earnings per share to common shareholders:
Basic	$2.87	$0.59	$3.72	386.4	(22.8)
Diluted	$2.87	$0.59	$3.72	386.4	(22.8)
Weighted average shares outstanding used in computing earnings per share attributable to common shareholders(1):
Basic	17,880	17,827	16,000	0.3	11.8
Diluted	17,910	17,835	16,006	0.4	11.9

(1)The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

NM Not meaningful

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Three Months Ended December 31,						Percent Change(1)
	2022		2021		2019		YoY	Yo3Y
OPERATING STATISTICS
Total system statistics:
Passengers	3,962,466		3,731,034		3,585,966		6.2%	10.5%
Available seat miles (ASMs) (thousands)	4,358,220		4,440,839		3,928,536		(1.9)	10.9
Operating expense per ASM (CASM) (cents)(2)	11.99	¢	10.44	¢	9.38	¢	14.8	27.8
Fuel expense per ASM (cents)	4.25	¢	2.92	¢	2.64	¢	45.5	61.0
Operating CASM, excluding fuel and Sunseeker special charges (cents)(2)	7.76	¢	7.52	¢	6.74	¢	3.2	15.1
ASMs per gallon of fuel	84.6		85.0		82.8		(0.5)	2.2
Departures	28,005		29,193		27,088		(4.1)	3.4
Block hours	66,389		67,047		60,684		(1.0)	9.4
Average stage length (miles)	881		865		846		1.8	4.1
Average number of operating aircraft during period	118.6		107.1		90.1		10.7	31.6
Average block hours per aircraft per day	6.1		6.8		7.3		(10.3)	(16.4)
Full-time equivalent employees at end of period	5,315		4,458		4,363		19.2	21.8
Fuel gallons consumed (thousands)	51,536		52,224		47,461		(1.3)	8.6
Average fuel cost per gallon	$3.59		$2.48		$2.18		44.8	64.7
Scheduled service statistics:
Passengers	3,893,870		3,671,032		3,516,263		6.1	10.7
Revenue passenger miles (RPMs) (thousands)	3,578,134		3,306,563		3,073,055		8.2	16.4
Available seat miles (ASMs) (thousands)	4,192,352		4,288,133		3,745,031		(2.2)	11.9
Load factor	85.3%		77.1%		82.1%		8.2	3.2
Departures	26,591		27,818		25,541		(4.4)	4.1
Block hours	63,648		64,510		57,687		(1.3)	10.3
Average seats per departure	176.0		175.2		171.2		0.5	2.8
Yield (cents) (3)	8.50	¢	6.80	¢	7.48	¢	25.0	13.6
Total passenger revenue per ASM (TRASM) (cents)(4)	14.03	¢	11.18	¢	11.57	¢	25.5	21.3
Average fare - scheduled service(5)	$78.14		$61.24		$65.35		27.6	19.6
Average fare - air-related charges(5)	$66.89		$62.48		$53.24		7.1	25.6
Average fare - third party products	$6.05		$6.90		$4.68		(12.3)	29.3
Average fare - total	$151.08		$130.62		$123.26		15.7	22.6
Average stage length (miles)	893		876		856		1.9	4.3
Fuel gallons consumed (thousands)	49,533		50,313		45,163		(1.6)	9.7
Average fuel cost per gallon	$3.58		$2.48		$2.18		44.4	64.2
Percent of sales through website during period	95.7%		95.6%		93.1%		0.1	2.6
Other data:
Rental car days sold	286,129		314,372		426,428		(9.0)	(32.9)
Hotel room nights sold	60,520		65,623		96,396		(7.8)	(37.2)

(1)Except load factor and percent of sales through website, which is percentage point change
(2)2021 operating CASM includes the benefit from the government payroll support programs
(3)Defined as scheduled service revenue divided by revenue passenger miles
(4)Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis
(5)Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Twelve Months Ended December 31,			Percent Change
	2022	2021	2019	YoY	Yo3Y
OPERATING REVENUES:
Passenger	$2,137,762	$1,578,436	$1,682,955	35.4%	27.0%
Third party products	100,959	86,487	70,012	16.7	44.2
Fixed fee contracts	60,937	41,184	65,057	48.0	(6.3)
Other	2,171	1,803	22,941	20.4	(90.5)
Total operating revenues	2,301,829	1,707,910	1,840,965	34.8	25.0
OPERATING EXPENSES:
Aircraft fuel	814,803	440,235	427,827	85.1	90.5
Salaries and benefits	552,413	484,573	450,448	14.0	22.6
Station operations	255,168	243,346	171,420	4.9	48.9
Depreciation and amortization	197,542	181,035	155,852	9.1	26.7
Maintenance and repairs	117,814	105,943	91,713	11.2	28.5
Sales and marketing	100,678	72,742	78,910	38.4	27.6
Aircraft lease rental	23,621	21,242	—	11.2	NM
Other	113,532	83,902	100,845	35.3	12.6
Payroll Support Programs grant recognition	—	(202,181)	—	NM	NM
Special charges	34,612	13,998	—	NM	NM
Total operating expenses	2,210,183	1,444,835	1,477,015	53.0	49.6
OPERATING INCOME	91,646	263,075	363,950	(65.2)	(74.8)
OTHER (INCOME) EXPENSES:
Interest expense	115,711	68,474	80,478	69.0	43.8
Interest income	(16,469)	(1,814)	(12,523)	807.9	31.5
Capitalized interest	(12,640)	—	(4,472)	NM	182.6
Other, net	91	(205)	(780)	(144.4)	(111.7)
Total other expenses	86,693	66,455	62,703	30.5	38.3
INCOME BEFORE INCOME TAXES	4,953	196,620	301,247	(97.5)	(98.4)
INCOME TAX PROVISION	2,460	44,767	69,130	(94.5)	(98.9)
NET INCOME	$2,493	$151,853	$232,117	(98.4)	(98.9)
Earnings per share to common shareholders:
Basic	$0.14	$8.69	$14.27	(98.4)	(99.0)
Diluted	$0.14	$8.68	$14.26	(98.4)	(99.0)
Weighted average shares outstanding used in computing earnings per share attributable to common shareholders(1):
Basic	17,959	17,212	16,027	4.3	12.1
Diluted	18,034	17,231	16,041	4.7	12.4

(1)The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

NM Not meaningful

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Twelve Months Ended December 31,						Percent Change(1)
	2022		2021		2019		YoY	Yo3Y
OPERATING STATISTICS
Total system statistics:
Passengers	16,796,544		13,637,405		15,012,149		23.2%	11.9%
Available seat miles (ASMs) (thousands)	18,419,045		17,490,571		16,174,240		5.3	13.9
Operating expense per ASM (CASM) (cents)(2)	12.00	¢	8.26	¢	9.13	¢	45.3	31.4
Fuel expense per ASM (cents)	4.42	¢	2.52	¢	2.65	¢	75.4	66.8
Operating CASM, excluding fuel and Sunseeker special charges (cents)(2)	7.40	¢	5.74	¢	6.48	¢	28.9	14.2
ASMs per gallon of fuel	84.3		85.4		82.3		(1.3)	2.4
Departures	118,069		117,047		110,542		0.9	6.8
Block hours	278,792		264,628		248,513		5.4	12.2
Average stage length (miles)	884		856		855		3.3	3.4
Average number of operating aircraft during period	114.2		103.0		85.6		10.9	33.4
Average block hours per aircraft per day	6.7		7.0		8.0		(4.3)	(16.3)
Full-time equivalent employees at end of period	5,315		4,458		4,363		19.2	21.8
Fuel gallons consumed (thousands)	218,606		204,689		196,442		6.8	11.3
Average fuel cost per gallon	$3.73		$2.15		$2.18		73.5	71.1
Scheduled service statistics:
Passengers	16,630,138		13,509,544		14,823,267		23.1	12.2
Revenue passenger miles (RPMs) (thousands)	15,224,346		11,963,715		13,038,003		27.3	16.8
Available seat miles (ASMs) (thousands)	17,909,190		17,027,902		15,545,818		5.2	15.2
Load factor	85.0%		70.3%		83.9%		14.7	1.1
Departures	114,066		113,121		105,690		0.8	7.9
Block hours	270,516		256,991		238,361		5.3	13.5
Average seats per departure	175.7		174.2		171.1		0.9	2.7
Yield (cents) (3)	7.31	¢	6.61	¢	7.00	¢	10.6	4.4
Total passenger revenue per ASM (TRASM) (cents)(4)	12.50	¢	9.78	¢	11.28	¢	27.8	10.8
Average fare - scheduled service(5)	$66.88		$58.50		$61.58		14.3	8.6
Average fare - air-related charges(5)	$61.67		$58.33		$51.96		5.7	18.7
Average fare - third party products	$6.07		$6.40		$4.72		(5.2)	28.6
Average fare - total	$134.62		$123.24		$118.26		9.2	13.8
Average stage length (miles)	890		862		859		3.2	3.6
Fuel gallons consumed (thousands)	212,466		198,891		188,596		6.8	12.7
Average fuel cost per gallon	$3.72		$2.13		$2.18		74.6	70.6
Percent of sales through website during period	96.0%		94.7%		93.3%		1.3	2.7
Other data:
Rental car days sold	1,447,708		1,361,123		1,921,930		6.4	(24.7)
Hotel room nights sold	282,854		261,158		415,593		8.3	(31.9)

(1)Except load factor and percent of sales through website, which is percentage point change
(2)2021 operating CASM includes the benefit from the government payroll support programs
(3)Defined as scheduled service revenue divided by revenue passenger miles
(4)Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis
(5)Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path

Summary Balance Sheet

Unaudited (millions)	December 31, 2022 (unaudited)	December 31, 2021	Percent Change
Unrestricted cash and investments
Cash and cash equivalents	$230.0	$363.4	(36.7)%
Short-term investments	725.1	819.5	(11.5)
Long-term investments	63.3	2.2	NM
Total unrestricted cash and investments	1,018.4	1,185.1	(14.1)
Debt
Current maturities of long-term debt and finance lease obligations, net of related costs	152.9	130.1	17.5
Long-term debt and finance lease obligations, net of current maturities and related costs	1,944.1	1,612.5	20.6
Total debt	2,097.0	1,742.6	20.3
Debt, net of unrestricted cash and investments	1,078.6	557.5	93.5
Total Allegiant Travel Company shareholders’ equity	1,220.7	1,223.6	(0.2)

EPS Calculation

The following table sets forth the computation of net income per share, on a basic and diluted basis, for the periods indicated (share count and dollar amounts other than per-share amounts in table are in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Basic:
Net income	$52,474	$10,703	$2,493	$151,853
Less income allocated to participating securities	(1,125)	(163)	(32)	(2,218)
Net income attributable to common stock	$51,349	$10,540	$2,461	$149,635
Earnings per share, basic	$2.87	$0.59	$0.14	$8.69
Weighted-average shares outstanding	17,880	17,827	17,959	17,212
Diluted:
Net income	$52,474	$10,703	$2,493	$151,853
Less income allocated to participating securities	(1,123)	(163)	(32)	(2,215)
Net income attributable to common stock	$51,351	$10,540	$2,461	$149,638
Earnings per share, diluted	$2.87	$0.59	$0.14	$8.68
Weighted-average shares outstanding (1)	17,880	17,827	17,959	17,212
Dilutive effect of stock options and restricted stock	61	109	132	145
Adjusted weighted-average shares outstanding under treasury stock method	17,941	17,936	18,091	17,357
Participating securities excluded under two-class method	(31)	(101)	(57)	(126)
Adjusted weighted-average shares outstanding under two-class method	17,910	17,835	18,034	17,231

(1)Dilutive effect of common stock equivalents excluded from the diluted per share calculation is not material.

Appendix A
Non-GAAP Presentation
Three and Twelve Months Ended December 31, 2022
(Unaudited)

Net income excluding the Sunseeker special charges and the recognition bonus, earnings per share excluding the Sunseeker special charges and the recognition bonus, and operating income excluding the Sunseeker special charges and the recognition bonus all eliminate the effect of a recognition bonus awarded despite not meeting internal profit-sharing targets as well as the Sunseeker special charges. As such, these are non-GAAP financial measures.

EBITDA and EBITDA, excluding recognition bonus and Sunseeker special charges, as presented in this press release, are supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). These are not measurements of our financial performance under GAAP and should not be considered in isolation or as an alternative to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity.

We define “EBITDA” as earnings before interest, taxes, depreciation and amortization. We also adjust EBITDA within this release to exclude the Sunseeker special charges and the recognition bonus. We caution investors that amounts presented in accordance with this definition may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate EBITDA in the same manner.

We use EBITDA and EBITDA, excluding recognition bonus and Sunseeker special charges, to evaluate our operating performance and liquidity and these are among the primary measures used by management for planning and forecasting of future periods. We believe these presentations of EBITDA are relevant and useful for investors because they allow investors to view results in a manner similar to the method used by management and makes it easier to compare our results with other companies that have different financing and capital structures. EBITDA has important limitations as an analytical tool. These limitations include the following:

•EBITDA does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments to purchase capital equipment;
•EBITDA does not reflect interest expense or the cash requirements necessary to service principal or interest payments on our debt;
•although depreciation and amortization are non-cash charges, the assets that we currently depreciate and amortize will likely have to be replaced in the future, and EBITDA does not reflect the cash required to fund such replacements; and
•other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

Presented below is a quantitative reconciliation of these EBITDA numbers to the most directly comparable GAAP financial performance measure, which we believe is net income.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of non-GAAP financial measures in this press release to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is operating income, net income, and net income per share and a reconciliation of the non-GAAP measures to the most comparable GAAP measure. Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for operating income, net income, net income per share, or other measures of financial performance prepared in accordance with GAAP. Our use of these non-GAAP measures may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliation of each of these measures to the most comparable GAAP measure for the periods is indicated below.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended December 31,	Twelve Months Ended December 31,
	2022	2022
Reconciliation of net income excluding Sunseeker special charges and recognition bonus and earnings per share excluding Sunseeker special charges and recognition bonus (millions except share and per share numbers)
Net Income before income taxes as reported (GAAP)	$65.9	$5.0
Recognition bonus	8.9	35.0
Sunseeker special charges	(1.0)	34.0
Income before income taxes excluding Sunseeker special charges	64.9	39.0
Income before income taxes excluding recognition bonus and Sunseeker special charges	73.8	74.0
Income tax as reported (GAAP)	13.4	2.5
Income tax excluding Sunseeker special charges	13.9	8.9
Income tax excluding recognition bonus and Sunseeker special charges	15.8	16.9

Net income excluding Sunseeker special charges	51.0	30.1
Adjusted net (income) allocated to participating securities excluding Sunseeker special charges	(1.1)	(0.4)
Adjusted net income attributable to common stock excluding Sunseeker special charges	49.9	29.7

Net income excluding recognition bonus and Sunseeker special charges	58.0	57.1
Adjusted net (income) allocated to participating securities excluding recognition bonus and Sunseeker special charges	(1.2)	(0.7)
Adjusted net income attributable to common stock excluding recognition bonus and Sunseeker special charges	56.8	56.4

Diluted shares as reported (GAAP) (thousands)	17,910	18,034
Diluted earnings per share as reported (GAAP)	2.87	0.14
Diluted earnings per share excluding Sunseeker special charges	2.79	1.65
Diluted earnings per share excluding recognition bonus and Sunseeker special charges	3.17	3.13

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022		2022
Reconciliation of CASM and CASM excluding fuel, the Sunseeker special charges, and recognition bonus (millions, unless otherwise noted)
Operating expense as reported (GAAP)	$522.4		$2,210.2

Recognition bonus	(8.9)		(35.0)
Sunseeker special charges	1.0		(34.0)
Operating expense excluding recognition bonus and Sunseeker special charges(1)	514.5		2,141.2
Fuel expense as reported	(185.2)		(814.8)
Operating expense excluding fuel, the Sunseeker special charges and recognition bonus (1)	329.3		1,326.4

Available seat miles (ASMs) (thousands)	4,358,220		18,419,045

Operating expense per ASM as reported (CASM) (cents)	11.99	¢	12.00	¢
Operating expense CASM, excluding recognition bonus and Sunseeker special charges (cents)	11.81	¢	11.62	¢

Operating CASM, excluding fuel (cents)	7.74	¢	7.58	¢
Operating CASM, excluding fuel, the Sunseeker special charges and recognition bonus (cents)	7.56	¢	7.20	¢

	Three Months Ended December 31,	Twelve Months Ended December 31,
	2022	2022
Reconciliation of operating income excluding the Sunseeker special charges and recognition bonus (millions)
Operating income (loss) as reported (GAAP)	$89.2	$91.6

Recognition bonus	8.9	35.0
Sunseeker special charges	(1.0)	34.0
Operating income excluding recognition bonus and Sunseeker special charges(1)	$97.1	$160.6

	Three Months Ended December 31,	Twelve Months Ended December 31,
	2022	2022
Consolidated EBITDA (millions)
Net Income	$52.5	$2.5
Interest expense, net	23.6	86.6
Income tax expense	13.4	2.5
Depreciation and amortization	51.9	197.5
Consolidated EBITDA (1)	$141.4	289.1

	Three Months Ended December 31,	Twelve Months Ended December 31,
	2022	2022
Reconciliation of consolidated EBITDA to EBITDA, excluding recognition bonus and Sunseeker special charges (millions)
Consolidated EBITDA (1)	$141.4	$289.1
Recognition bonus	8.9	35.0
Sunseeker special charges	(1.0)	34.0
EBITDA, excluding recognition bonus and Sunseeker special charges (1)	$149.3	$358.1

(1)Denotes non-GAAP figure